Vocera Announces Second Quarter Financial Results

SAN JOSE, Calif. - July 25, 2019 - Vocera Communications, Inc. (NYSE: VCRA), a recognized leader in clinical communication and workflow solutions, today reported total revenue of $44.8 million for the second quarter of 2019, compared to revenue of $42.7 million in the second quarter of 2018.

“The second quarter of 2019 was another solid quarter for Vocera, with good revenue and profitability,” said Brent Lang, Chairman and Chief Executive Officer of Vocera. “Software continues to be a highlight and was the fastest growing part of our business.”

Second quarter of 2019 financial highlights include:

•	Total revenue of $44.8 million, compared to $42.7 million last year

•	GAAP net loss per share of $(0.16); non-GAAP net income per share of $0.07

•	GAAP net loss of $(4.9) million; Adjusted EBITDA of $3.9 million

•	Deferred revenue and backlog combined of $116.4 million as of June 30, 2019

Second Quarter 2019 Results
Total revenue for the second quarter of 2019 was $44.8 million, an increase of 5% compared to last year.

(in thousands)	Three months ended June 30,
	2019	2018	% change
Product revenue
Device	$14,504	$15,049	(3.6)%
Software	8,628	6,775	27.4
Total product	$23,132	$21,824	6.0%

Service revenue
Maintenance and support	$16,928	$15,505	9.2%
Professional services and training	4,699	5,357	(12.3)
Total service	21,627	20,862	3.7%
Total revenue	$44,759	$42,686	4.9%

GAAP gross margin for the second quarter of 2019 was 60.4%, compared to 60.1% in the second quarter of 2018.

	Three months ended June 30,
	2019	2018
Gross margin
Product	70.1%	69.4%
Service	49.9	50.4
Total gross margin	60.4%	60.1%

Non-GAAP gross margin
Product	73.3%	72.9%
Service	54.6	54.6
Total non-GAAP gross margin	64.3%	64.0%

GAAP net loss for the second quarter of 2019 was $(4.9) million, or $(0.16) per share, compared to GAAP net loss of $(3.6) million, or $(0.12) per share in the second quarter of 2018.

	Three months ended June 30,
(in thousands except per share amounts)	2019	2018
Net loss	$(4,857)	$(3,554)
Net loss per share	$(0.16)	$(0.12)
Non-GAAP net income	$2,232	$2,779
Non-GAAP net income per share	$0.07	$0.09
Adjusted EBITDA	$3,929	$3,473

Deferred revenue at June 30, 2019 was $52.6 million compared to $58.6 million at December 31, 2018. Cash, cash equivalents and short-term investments were $215.4 million at June 30, 2019 and $221.2 million at December 31, 2018.

Full Year and Third Quarter 2019 Guidance

For the full-year 2019, the Company expects revenue between $182 million and $190 million and a GAAP loss per share between $(0.58) and $(0.42). The Company expects non-GAAP net income per share to be between $0.33 and $0.46 and non-GAAP Adjusted EBITDA to be between $19 million and $23 million.

For the third quarter of 2019, the Company expects revenue between $48 million and $52 million and a GAAP income (loss) per share between $(0.09) and $0.00. The Company expects non-GAAP net income per share to be between $0.14 and $0.22 and non-GAAP Adjusted EBITDA to be between $7.0 million and $9.5 million.

(in millions except per share amounts)	Q3’19		FY’19
	Low	High	Low	High
Revenue	$48.0	$52.0	$182.0	$190.0
Income (loss) per share	$(0.09)	$0.00	$(0.58)	$(0.42)
Non-GAAP net income per share	$0.14	$0.22	$0.33	$0.46
Adjusted EBITDA	$7.0	$9.5	$19.0	$23.0

Certain amounts in our release may not re-compute due to rounding. A reconciliation of non-GAAP to GAAP financial measures, and third quarter and full-year guidance, are included in the financial schedules.

Conference Call Information
Vocera Communications will host a conference call at 5 p.m. ET (2 p.m. PT) today, July 25, 2019, to discuss the Company’s results.

Investors may access a free, live webcast of the call through the Investors section of the Company’s website at investors.vocera.com.

The call also can be accessed by dialing 833-238-7944, or 647-689-4192 for international callers, and using the access code 3976192.

A webcast replay of the call will be archived at investors.vocera.com.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including our expected operating results for the third quarter and full year 2019. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties.
Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, changes in regulations in the U.S. and other countries; the effects on government and commercial hospital customers of the federal budget and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; our ability to achieve and maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; our ability to achieve anticipated strategic or financial benefits from our acquisitions; our ability to acquire the sole and limited source hardware and software components of our solutions; our ability to obtain the required capacity and product quality from our contract manufacturers; our ability to develop and introduce new solutions and features to existing solutions and to manage our growth; the impact of tax law reform on us or our customers; and the other factors described in our most recently filed Quarterly Report on Form 10-Q, as well as our other filings with the Securities and Exchange Commission (SEC). Our filings with the SEC are available on the Investors section of the Company’s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for any historical period, including the second quarter of 2019, are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements, or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates the Company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin, non-GAAP gross margin for products and for services, non-GAAP net income/(loss), non-GAAP income/(loss) per diluted share and non-GAAP operating expenses. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/(loss). These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.
Our non-GAAP gross margins, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share, non-GAAP operating expenses, and Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:
a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units as non-GAAP adjustments in each period.
b) Amortization of acquired intangibles. We acquired certain companies in 2014 and 2016, and booked intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.
c) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, we also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees and (ii) transition costs. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments, transitional employee costs and earn-out payments (including amounts relating to the distribution of purchase consideration among the selling equity holders) treated as compensation expense. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses.

d) Restructuring costs. We exclude restructuring costs from non-GAAP measures because we do not regard these limited-term or one-time costs as reflective of normal costs we incur to operate our business. These are defined in U.S. GAAP to include one-time employee termination benefits, contract termination costs, and other associated costs, with respect to exit or disposal activities.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock award grants.
We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:
1) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;
2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and
3) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.
ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•
Our stock options, restricted stock units, and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.
Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables referred to above, and linked to, this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results for the respective periods.
About Vocera:
The mission of Vocera Communications, Inc. is to simplify and improve the lives of healthcare professionals and patients, while enabling hospitals to enhance quality of care and operational efficiency. In 2000, when the company was founded, we began to forever change the way care teams communicate. Today, Vocera offers the leading platform for improving clinical communication and workflow. More than 1,850 facilities worldwide, including nearly 1,600 hospitals and healthcare facilities, have selected our clinical communication and workflow solutions. Care team members use our solutions to communicate and collaborate with co-workers by securely texting or calling, and to be notified of important alerts and alarms. They can choose the right device for their role or task, including smartphones or our hands-free, wearable Vocera Smartbadge and Vocera Badge. Interoperability between the Vocera Platform and more than 140 clinical and operational systems helps reduce alarm fatigue; speed up staff response times; and improve patient care, safety, and experience. In addition to healthcare, Vocera is at home in luxury hotels, aged care facilities, nuclear power facilities, schools, libraries, retail stores, and more. Vocera solutions make a difference in any industry where workers are on the move and need to connect instantly with team members and access resources or information quickly. In 2017, Vocera made the list of Forbes 100 Most Trustworthy Companies in America. Learn more at www.vocera.com, and follow @VoceraComm on Twitter.
The Vocera logo is a trademark of Vocera Communications, Inc. Vocera® is a trademark of Vocera Communications, Inc. registered in the United States and other jurisdictions. All other trademarks appearing in this release are the property of their respective owners.

Contacts:

Investors:
Sue Dooley
Vocera Communications, Inc.
408.882.5971
investorrelations@vocera.com

Media:
Philip Anast
Amendola Communications
312.576.6990
panast@acmarketingpr.com

Vocera Communications, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenue
Product	$23,132	$21,824	$37,135	$42,911
Service	21,627	20,862	42,933	40,017
Total revenue	44,759	42,686	80,068	82,928
Cost of revenue
Product	6,912	6,683	12,246	13,028
Service	10,831	10,352	21,121	20,348
Total cost of revenue	17,743	17,035	33,367	33,376
Gross profit	27,016	25,651	46,701	49,552
Operating expenses
Research and development	8,943	7,323	17,089	14,637
Sales and marketing	15,478	15,266	31,497	30,288
General and administrative	6,535	6,176	13,115	12,535
Total operating expenses	30,956	28,765	61,701	57,460
Loss from operations	(3,940)	(3,114)	(15,000)	(7,908)
Interest income	1,332	530	2,611	745
Interest expense	(2,170)	(997)	(4,291)	(997)
Other expense, net	(159)	(528)	(28)	(807)
Loss before income taxes	(4,937)	(4,109)	(16,708)	(8,967)
Benefit from income taxes	80	555	116	643
Net loss	$(4,857)	$(3,554)	$(16,592)	$(8,324)

Loss per share
Basic	$(0.16)	$(0.12)	$(0.53)	$(0.28)
Diluted	$(0.16)	$(0.12)	$(0.53)	$(0.28)
Weighted average shares used to compute net loss per share
Basic	31,242	29,867	31,022	29,673
Diluted	31,242	29,867	31,022	29,673

Vocera Communications, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$44,901	$34,276
Short-term investments	170,487	186,894
Accounts receivable, net of allowance	29,702	40,127
Other receivables	5,578	4,148
Inventories	5,184	4,350
Prepaid expenses and other current assets	4,938	4,691
Total current assets	260,790	274,486
Property and equipment, net	7,422	7,468
Intangible assets, net	7,038	9,070
Goodwill	49,246	49,246
Deferred commissions	9,918	10,303
Other long-term assets	7,189	1,525
Total assets	$341,603	$352,098
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,378	$4,217
Accrued payroll and other current liabilities	12,902	12,885
Deferred revenue, current	42,303	44,053
Total current liabilities	58,583	61,155
Deferred revenue, long-term	10,302	14,579
Convertible senior notes, net	113,759	110,540
Other long-term liabilities	6,479	2,957
Total liabilities	189,123	189,231
Stockholders' equity	152,480	162,867
Total liabilities and stockholders’ equity	$341,603	$352,098

Vocera Communications, Inc.
Three months ended June 30, 2019

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2019	expense (a)	(b)	expense (c)	adjustments	2019
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$23,132	$—	$—	$—	$—	$23,132
Service	21,627	—	—	—	—	21,627
Total revenue	44,759	—	—	—	—	44,759
Cost of revenue
Product	6,912	172	573	—	745	6,167
Service	10,831	1,006	—	—	1,006	9,825
Total cost of revenue	17,743	1,178	573	—	1,751	15,992
Gross profit	$27,016	$1,178	$573	$—	$1,751	$28,767

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2019	expense (a)	(b)	expense (c)	adjustments	2019
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$8,943	$1,034	$—	$—	$1,034	$7,909
Sales and marketing	15,478	1,758	368	—	2,126	13,352
General and administrative	6,535	2,139	39	—	2,178	4,357
Total operating expenses	$30,956	$4,931	$407	$—	$5,338	$25,618

(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b) This adjustment reflects the accounting impact of acquisitions in 2014 and 2016 in non-cash expense.
(c) This adjustment reflects the costs associated with the acquisition in 2016.

Three months ended June 30, 2018
		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2018	expense (a)	(b)	expense (c)	adjustments	2018
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$21,824	$—	$—	$—	$—	$21,824
Service	20,862	—	—	—	—	20,862
Total revenue	42,686	—	—	—	—	42,686
Cost of revenue
Product	6,683	139	626	—	765	5,918
Service	10,352	827	—	60	887	9,465
Total cost of revenue	17,035	966	626	60	1,652	15,383
Gross profit	$25,651	$966	$626	$60	$1,652	$27,303

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2018	expense (a)	(b)	expense (c)	adjustments	2018
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$7,323	$755	$—	$—	$755	$6,568
Sales and marketing	15,266	1,655	378	—	2,033	13,233
General and administrative	6,176	2,020	39	(166)	1,893	4,283
Total operating expenses	$28,765	$4,430	$417	$(166)	$4,681	$24,084
(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b) This adjustment reflects the accounting impact of acquisitions in 2014 and 2016 in non-cash expense.
(c) This adjustment reflects the costs associated with the acquisition in 2016.

Vocera Communications, Inc.
Six months ended June 30, 2019
		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2019	expense (a)	(b)	expense (c)	adjustments	2019
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$37,135	$—	$—	$—	$—	$37,135
Service	42,933	—	—	—	—	42,933
Total revenue	80,068	—	—	—	—	80,068
Cost of revenue
Product	12,246	309	1,183	—	1,492	10,754
Service	21,121	1,847	—	—	1,847	19,274
Total cost of revenue	33,367	2,156	1,183	—	3,339	30,028
Gross profit	$46,701	$2,156	$1,183	$—	$3,339	$50,040

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2019	expense (a)	(b)	expense (c)	adjustments	2019
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$17,089	$1,856	$—	$—	$1,856	$15,233
Sales and marketing	31,497	3,478	737	—	4,215	27,282
General and administrative	13,115	4,163	78	—	4,241	8,874
Total operating expenses	$61,701	$9,497	$815	$—	$10,312	$51,389
(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.

(b)	This adjustment reflects the accounting impact of acquisitions in 2014 and 2016 in non-cash expense.
(c)This adjustment reflects the costs associated with the acquisition in 2016.

Six months ended June 30, 2018
		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2018	expense (a)	(b)	expense (c)	adjustments	2018
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$42,911	$—	$—	$—	$—	$42,911
Service	40,017	—	—	—	—	40,017
Total revenue	82,928	—	—	—	—	82,928
Cost of revenue
Product	13,028	240	1,454	—	1,694	11,334
Service	20,348	1,473	—	120	1,593	18,755
Total cost of revenue	33,376	1,713	1,454	120	3,287	30,089
Gross profit	$49,552	$1,713	$1,454	$120	$3,287	$52,839

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$14,637	$1,362	$—	$—	$1,362	$13,275
Sales and marketing	30,288	3,151	756	—	3,907	26,381
General and administrative	12,535	3,757	84	30	3,871	8,664
Total operating expenses	$57,460	$8,270	$840	$30	$9,140	$48,320

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.

(b)	This adjustment reflects the accounting impact of acquisitions in 2014 and 2016 in non-cash expense.

(c)	This adjustment reflects the costs associated with the acquisition in 2016.

Vocera Communications, Inc.
Non-GAAP Net income and net income per share and Adjusted EBITDA
(In thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019		2018
GAAP net loss	$(4,857)	$(3,554)	$(16,592)		$(8,324)
Add back:
Stock compensation expense	6,109	5,396	11,653		9,983
Acquisition related expenses	—	(106)	—		150
Interest income	(1,320)	(514)	(2,586)		(703)
Interest expense	2,170	997	4,291	—	997
Depreciation and amortization expense	1,907	1,809	3,797		3,776
Benefit from income taxes	(80)	(555)	(116)		(643)
Non-GAAP adjusted EBITDA	$3,929	$3,473	$447		$5,236

GAAP net loss	$(4,857)	$(3,554)	$(16,592)		$(8,324)
Add back:
Stock compensation expense	6,109	5,396	11,653		9,983
Intangible amortization	980	1,043	1,998		2,294
Acquisition related expenses	—	(106)	—		150
Non-GAAP net income (loss)	$2,232	$2,779	$(2,941)		$4,103
Non-GAAP net income (loss) per share
Basic	$0.07	$0.09	$(0.09)		$0.14
Diluted	$0.07	$0.09	$(0.09)		$0.13
Weighted average shares used to compute non-GAAP net income (loss) per share
Basic	31,242	29,867	31,022		29,673
Diluted	32,105	31,038	31,962		30,910

Vocera Communications, Inc.
Future guidance for operating results
(In millions, except per share amounts)

Reconciliation for GAAP to Non-GAAP for net income (loss) and net income (loss) per share
	Three months ended September 30, 2019		Year ended December 31, 2019
	Low	High	Low	High
Revenue	$48.0	$52.0	$182.0	$190.0
GAAP net loss	(2.9)	(0.1)	(18.2)	(13.2)
Stock compensation expense	6.5	6.2	25.0	24.0
Intangible amortization expense	1.0	1.0	4.0	4.0
Total adjustments	7.5	7.2	29.0	28.0
Non-GAAP net income	$4.6	$7.1	$10.8	$14.8
Weighted average shares (in thousands)
Basic	31,500	31,500	31,300	31,300
Diluted - GAAP	31,500	31,500	31,300	31,300
Diluted	32,700	32,700	32,400	32,400

GAAP net income (loss) per share:
Basic	$(0.09)	$0.00	$(0.58)	$(0.42)
Diluted	$(0.09)	$0.00	$(0.58)	$(0.42)
Non-GAAP net income per share :
Basic	$0.15	$0.23	$0.35	$0.47
Diluted	$0.14	$0.22	$0.33	$0.46

Reconciliation of Non-GAAP net income (loss) to adjusted EBITDA
	Three months ended September 30, 2019		Year ended December 31, 2019
	Low	High	Low	High
Non-GAAP net income	$4.6	$7.1	$10.8	$14.8
Interest expense, net	1.0	1.0	3.7	3.7
Depreciation expense	1.1	1.1	4.0	4.0
Provision for income taxes	0.3	0.3	0.5	0.5
Total adjustments	2.4	2.4	8.2	8.2
Adjusted EBITDA	$7.0	$9.5	$19.0	$23.0

* Amounts may not recompute due to rounding.